TERMS SUPPLEMENT NO. 97 dated January 30, 2009
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 1 dated April 12, 2007
relating to the Eksportfinans ASA U.S. Medium-Term Note Program

Filed pursuant to Rule 433 Registration Statement No. 333-140456

EKSPORTFINANS ASA

$[•] 20.00% Reverse Convertible Notes linked to The Goldman Sachs Group, Inc., due May 18, 2009
$[•] 20.00% Reverse Convertible Notes linked to Freeport-McMoRan Copper & Gold Inc., due May 18, 2009
$[•] 16.00% Reverse Convertible Notes linked to Frontier Oil Corporation, due May 18, 2009
$[•] 20.00% Reverse Convertible Notes linked to Wells Fargo & Company, due May 18, 2009

     The notes offer a short-term, enhanced yield strategy that pays a periodic fixed rate coupon in return for the risk that the notes will redeem for shares (or an equivalent amount of cash) of the underlying stock of a specific underlying company at maturity if the closing price of the underlying stock trades below the knock-in level on any trading day up to and including the determination date and the closing price of the related underlying stock on the determination date is below the initial price. The value of these shares (or the cash value thereof) will be less than the value of the investor’s initial investment and may be zero, and the investor has no opportunity to participate in any upside of the related underlying stock. Alternatively, if the underlying stock never trades below the knock-in level, the notes will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying stock. The notes are not principal protected.

Issuer:	Eksportfinans ASA

Specified Currency:	U.S. dollars

Agent:	Barclays Capital Inc.

Agent acting in the capacity as:	Principal

Aggregate face amount:	For the notes linked to The Goldman Sachs Group, Inc., $[•]
For the notes linked to Freeport-McMoRan Copper & Gold Inc., $[•]
For the notes linked to Frontier Oil Corporation, $[•]
For the notes linked to Wells Fargo & Company, $[•]

Trade Date†:	February 10, 2009

Original Issue Date†:	February 18, 2009

Determination Date:	May 11, 2009

Maturity Date††:	May 18, 2009

†	Expected. In the event that we make any change to the expected Trade Date and the Original Issue Date, the Determination Date and Maturity Date will be changed so that the stated term of such note remains the same.

††	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at maturity” in the accompanying product supplement no. 1.

     Investing in the notes involves a number of risks. See “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 in the accompanying prospectus supplement.

     You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase any of the notes prior to their issuance. In the event of any changes to the terms of any of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this terms supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

     The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

BARCLAYS CAPITAL

     Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 1 and this terms supplement if you so request by calling toll-free 1-800-584-6837.

Notes linked to The Goldman Sachs Group, Inc.	Per Security	Total

Maximum Public Offering Price	$1,000.00	[•]
Maximum Underwriting Discount and Commission*	[•]	[•]
Maximum Proceeds to Eksportfinans ASA	[•]	[•]

Notes linked to Freeport-McMoRan Copper & Gold Inc.	Per Security	Total

Maximum Public Offering Price	$1,000.00	[•]
Maximum Underwriting Discount and Commission*	[•]	[•]
Maximum Proceeds to Eksportfinans ASA	[•]	[•]

Notes linked to Frontier Oil Corporation	Per Security	Total

Maximum Public Offering Price	$1,000.00	[•]
Maximum Underwriting Discount and Commission*	[•]	[•]
Maximum Proceeds to Eksportfinans ASA	[•]	[•]

Notes linked to Wells Fargo & Company	Per Security	Total

Maximum Public Offering Price	$1,000.00	[•]
Maximum Underwriting Discount and Commission*	[•]	[•]
Maximum Proceeds to Eksportfinans ASA	[•]	[•]

*	See “Supplemental plan of distribution” below.

Investment Overview

     Each of the notes pay a periodic fixed rate coupon. At maturity, the notes will pay either (i) an amount of cash equal to the stated face amount of the notes, or (ii) if the closing price of the Reference Shares on the Determination Date is less than the Initial Reference Level and the closing price of the related Reference Shares has decreased below the specified Knock-In Level on any day over the term of the notes (from the Trade Date to and including the Determination Date), a number of Reference Shares (or at our option, the cash equivalent thereof*) worth less than the stated face amount of the notes. The notes are not principal protected and offer no potential for appreciation. The value of any Reference Shares delivered at maturity, and accordingly its cash value, will be less than the stated face amount of the notes, and may be zero.

* Notwithstanding the provisions above and subject as provided below, if on the Determination Date the calculation agent determines in its sole and absolute discretion that the Issuer cannot deliver the requisite number of the Reference Shares to the noteholders on the Determination Date, for any reason whatsoever, the Issuer shall, in lieu of delivering the Reference Shares in respect of the notes, redeem all notes on the Maturity Date by paying pro rata to the noteholders a cash amount in USD which, the calculation agent determines in its sole and absolute discretion, is equal to the fair economic value of the Reference Shares deliverable as of the Determination Date. Notice setting out the relevant matters shall be given to the noteholders in advance in accordance with the terms and conditions of the notes.

Reference Shares Overview

The Goldman Sachs Group, Inc.

     The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Information provided to or filed with the SEC by The Goldman Sachs Group, Inc. pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-14965.

Freeport-McMoRan Copper & Gold Inc.

     Freeport-McMoRan Copper & Gold Inc. is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. Information provided to or filed with the SEC by Freeport-McMoRan Copper & Gold Inc. pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-11307-01.

Frontier Oil Corporation

     Frontier Oil Corporation is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. Information provided to or filed with the SEC by Frontier Oil Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-07627.

Wells Fargo & Company

     Wells Fargo & Company is a diversified financial services company that provides retail, commercial and corporate banking services through banking stores located in 23 states. Information provided to or filed with the SEC by Wells Fargo & Company pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-2979.

Key Investment Considerations

     The notes offer an income oriented strategy linked to the relevant Reference Shares.

  A coupon which is higher than the current dividend yield on the Reference Shares.

  No potential to participate in any appreciation in the Reference Shares.

  The notes are not principal protected.

Key Benefits

     The notes pay an enhanced coupon in exchange for downside exposure to the Reference Shares, with only contingent protection against declines in the Reference Shares. If the closing price of the Reference Shares declines below the Knock-In Level on any Trading Day from, and including, the Trade Date to, and including, the Determination Date, you will then be subject to full downside exposure to the Reference Shares.

Enhanced Yield	A coupon payable at maturity, the rate per annum of which is higher than the current dividend yield on the Reference Shares.

The coupon will be paid regardless of the performance of the Reference Shares.

Upside Scenario
  If the closing price of the Reference Shares never declines below the Knock-In Level, the notes will redeem, at maturity, for the stated face amount, resulting in a total return equal to the coupon. You will not participate in any appreciation in the Reference Shares, even if the closing price of the Reference Shares is above the Initial Reference Level on the Determination Date.

Downside Scenario
  If the closing price of the Reference Shares declines below the Knock-In Level on any day during the term of the notes (from the Trade Date to and including the Determination Date) and, on the Determination Date, is at a level below its Initial Reference Level, the notes will redeem for an amount of the Reference Shares worth less than the stated face amount and which may be zero. In this scenario, the notes will have outperformed the Reference Shares by the coupon.

Summary of Selected Key Risks (see page “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 in the accompanying prospectus supplement).

  No guaranteed return of principal.

  The notes will not provide investors with any appreciation in the Reference Shares.

  Secondary trading may be limited, and the inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

  If the notes are accelerated upon a default, you may receive an amount worth substantially less than the stated face amount of the notes.

  The issuer of the Reference Shares is not involved in the offering for the notes in anyway. Neither the issuer nor the agent has made any due diligence inquiry in connection with the offerings.

  The adjustments the calculation agent is required to make (as described under "Description of Notes—Adjustment Events" in the accompanying product supplement no. 1) do not cover every corporate event that could affect the Reference Shares.

  Credit risk of Eksportfinans.

  The U.S. federal income tax consequences of an investment in the notes are uncertain.

Key Terms of the Notes

Reference Shares:	The Reference Share for each note offering will be the common stock of the issuers as set forth in the table below:

Reference Share	CUSIP No. for	Relevant	Ticker
(for each note offering)	each Reference Share	Exchange	Symbol

The Goldman Sachs Group, Inc	38141G104	NYSE	GS
Freeport-McMoRan Copper and Gold Inc	35671D857	NYSE	FCX
Frontier Oil Corporation	35914P105	NYSE	FTO
Wells Fargo & Company	949746101	NYSE	WFC

References to “NYSE” refer to the New York Stock Exchange

Coupon:	For the notes linked to The Goldman Sachs Group, Inc., 20.00% per annum, paid monthly in arrears on the 18th day of each month and calculated on a 30/360 basis, commencing on the month following the Original Issue Date.

For the notes linked to Freeport-McMoRan Copper and Gold Inc., 20.00% per annum, paid monthly in arrears on the 18th day of each month and calculated on a 30/360 basis, commencing on the month following the Original Issue Date.

For the notes linked to Frontier Oil Corporation, 16.00% per annum, paid monthly in arrears on the 18th day of each month and calculated on a 30/360 basis, commencing on the month following the Original Issue Date.

For the notes linked to Wells Fargo & Company, 20.00% per annum, paid monthly in arrears on the 18th day of each month and calculated on a 30/360 basis, commencing on the month following the Original Issue Date.

Redemption Amount:	The Redemption Amount payable on the Maturity Date in respect of each $1,000.00 face amount will be:

  if the closing price of the Reference Share quoted by the Relevant Exchange has not traded below the Knock-In Level on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or if the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level is equal to or greater than the Initial Reference Level, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, (or, at our option, the cash value thereof*) if the Final Reference Level is less than the Initial Reference Level.

* Notwithstanding the provisions above and subject as provided below, if on the Determination Date the calculation agent determines in its sole and absolute discretion that the Issuer cannot deliver the requisite number of the Reference Shares to the noteholders on the Determination Date, for any reason whatsoever, the Issuer shall, in lieu of delivering the Reference Shares in respect of the notes, redeem all notes on the Maturity Date by paying pro rata to the noteholders a cash amount in USD which, the calculation agent determines in its sole and absolute discretion, is equal to the fair economic value of the Reference Shares deliverable as of the Determination Date. Notice setting out the relevant matters shall be given to the noteholders in advance in accordance with the terms and conditions of the notes.

Initial Reference Level:	For each note offering, the closing price of the applicable Reference Share quoted by the Relevant Exchange on the Trade Date.

For each note offering, the Initial Reference Level for each applicable Reference Share is as follows:

	The Goldman Sachs Group, Inc.	$[•]
	Freeport-McMoRan Copper and Gold Inc.	$[•]
	Frontier Oil Corporation	$[•]
	Wells Fargo & Company	$[•]

Final Reference Level:	For each note offering, the closing price of the applicable Reference Share quoted by the Relevant Exchange on the Determination Date.

Knock-In Level:	For each note offering, the Knock-In Level will be a percentage of the Initial Reference Level of the applicable Reference Share as follows:

	Notes linked to The Goldman Sachs Group, Inc.	$[•] (60.00% of the Initial Reference Share)
	Notes linked to Freeport-McMoRan Copper and Gold Inc.	$[•] (60.00% of the Initial Reference Share)
	Notes linked to Frontier Oil Corporation	$[•] (60.00% of the Initial Reference Share)
	Notes linked to Wells Fargo & Company	$[•] (60.00% of the Initial Reference Share)

Share Redemption Amount:	The Share Redemption Amount for each note offering is as follows:

	The Goldman Sachs Group, Inc.		[•]
	Freeport-McMoRan Copper and Gold Inc.		[•]
	Frontier Oil Corporation		[•]
	Wells Fargo & Company		[•]

The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of Reference Shares per note that you hold, in the amount set forth above (or, at our option, the cash value thereof). This amount is equal to the $1,000.00 face amount of the note divided by the Initial Reference Level, as determined on the Trade Date. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level. The Share Redemption Amount is subject to adjustment as described under “Description of Notes—Adjustment Events” in the accompanying product supplement no. 1.

CUSIP No. and ISIN:	For each note offering, the CUSIP numbers and ISIN are as follows:

		CUSIP No.	ISIN
	The Goldman Sachs Group, Inc	282645NB2	US282645NB23
	Freeport-McMoRan Copper and Gold Inc	282645NC0	US282645NC06
	Frontier Oil Corporation	282645ND8	US282645ND88
	Wells Fargo & Company	282645NE6	US282645NE61

Relevant Exchange:	The primary organized U.S. securities exchange or trading market for each the Reference Shares as determined by the calculation agent from time to time in its sole discretion.

Trading Day:

For purposes of the notes offered in this terms supplement, a Trading Day is any day on which the Relevant Exchange is (or, in the absence of a market disruption event, would have been) open for trading, without regard to the scheduled closing time.

Denomination:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation agent:	Barclays Bank PLC 1 Churchill Place London E14 5HP United Kingdom

Attn: MTN Desk
Telephone No.: +44 207 773 9090

Trustee:	The Bank of New York Mellon (formerly known as The Bank of New York)

Additional terms specific to the notes

     You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This terms supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

          http://www.sec.gov/Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Hypothetical examples of amounts payable at maturity

     The following tables set out the hypothetical total return to the Maturity Date, based on the terms and assumptions outlined below and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.

     The information in the tables reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1.

     The tables below assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.

     The market price of the Reference Shares has been volatile in the past, and its performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth below or to the historical price of the Reference Shares set forth elsewhere in this terms supplement. For information about the price of the Reference Shares during recent periods, see “The Reference Shares” below.

     If the closing price of the Reference Shares quoted by the Relevant Exchange never falls below the Knock-In Level on any Trading Day during the period from the Trade Date up to and including the Determination Date, or if the Final Reference Level on the Determination Date is equal to or greater than the Initial Reference Level, the Redemption Amount will be paid in cash.

     By contrast, if the closing price of the Reference Shares quoted by the Relevant Exchange is less than the Knock-In Level on any Trading Day during the period from the Trade Date up to and including the Determination Date and the Final Reference Level on the Determination Date is less than the Initial Reference Level, the Redemption Amount payment on the Maturity Date will be made in the Reference Shares (or, at our option, the cash value thereof*) (with fractional shares paid in cash).

* Notwithstanding the provisions above and subject as provided below, if on the Determination Date the calculation agent determines in its sole and absolute discretion that the Issuer cannot deliver the requisite number of the Reference Shares to the noteholders on the Determination Date, for any reason whatsoever, the Issuer shall, in lieu of delivering the Reference Shares in respect of the notes, redeem all notes on the Maturity Date by paying pro rata to the noteholders a cash amount in USD which, the calculation agent determines in its sole and absolute discretion, is equal to the fair economic value of the Reference Shares deliverable as of the Determination Date. Notice setting out the relevant matters shall be given to the noteholders in advance in accordance with the terms and conditions of the notes.

     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on a three month term, an annual coupon of 20.00%, a hypothetical Initial Reference Level of $100.00 and a hypothetical Knock-In Level of $60.00. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of Reference Shares on Determination Date	Payment at Maturity	Value of Redemption Amount	Coupon	3 Month Total Return
				$	%
$140.00	$ 1,000.00	$ 1,000.00	$50.00	$1,050.00	5.00%
$120.00	$ 1,000.00	$ 1,000.00	$50.00	$1,050.00	5.00%
$100.00	$ 1,000.00	$ 1,000.00	$50.00	$1,050.00	5.00%
$95.00	$ 1,000.00	$ 1,000.00	$50.00	$1,050.00	5.00%
$85.00	$ 1,000.00	$ 1,000.00	$50.00	$1,050.00	5.00%
$70.00	$ 1,000.00	$ 1,000.00	$50.00	$1,050.00	5.00%

     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, using the same terms as in the prior example above, however, in these examples, the Knock-In Level Trigger occurred at some point during the life of the notes from the Trade Date to and including the Determination Date.

Assumed Closing Price of Reference Shares on Determination Date	Payment at Maturity	Value of Redemption Amount	Coupon	3 Month Total Return
				$	%
$140.00	$ 1,000.00	$1,000.00	$50.00	$1,050.00	5.00%
$120.00	$ 1,000.00	$1,000.00	$50.00	$1,050.00	5.00%
$100.00	$ 1,000.00	$1,000.00	$50.00	$1,050.00	5.00%
$85.00	10 shares of Reference Shares (or the cash value thereof)	$850.00	$50.00	$900.00	-10.00%
$55.00	10 shares of Reference Shares (or the cash value thereof)	$550.00	$50.00	$600.00	-40.00%
$30.00	10 shares of Reference Shares (or the cash value thereof)	$300.00	$50.00	$350.00	-65.00%
$0.00	10 shares of Reference Shares (or the cash value thereof)	$0.00	$50.00	$50.00	-95.00%

The Reference Shares

General

     Unless otherwise stated, all information contained herein on the Reference Shares and on the issuers of the Reference Shares (the Reference Issuers) is derived from publicly available sources and is provided for informational purposes only.

     Each of the Reference Shares are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Its activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services. Information provided to or filed with the SEC by The Goldman Sachs Group, Inc. pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-14965.

     According to its publicly available documents, Freeport-McMoRan Copper & Gold Inc. is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. Its principal asset is the Grasberg minerals district in Papua, Indonesia, which, based on the latest available reserve data provided by third-party industry consultants, contains the largest single recoverable copper reserve and the largest single gold reserve of any mine in the world. Information provided to or filed with the SEC by Freeport-McMoRan Copper & Gold Inc. pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-11307-01.

     According to its publicly available documents, Frontier Oil Corporation is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. Information provided to or filed with the SEC by Frontier Oil Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-07627.

     According to its publicly available documents, Wells Fargo & Company is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment. Information provided to or filed with the SEC by Wells Fargo & Company pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-2979.

     In addition, information regarding the issuer of the Reference Shares may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

     This terms supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this terms supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the Initial Reference Level, Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about any of the Reference Issuers after the date of this terms supplement.

     Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Reference Shares. As a prospective purchaser of the notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in any of the Reference Shares.

Historical Performance

     The Reference Shares are traded on the applicable Relevant Exchange. The following tables set forth the published intra-day high, low and closing prices of each of the Reference Shares since January 1, 2006. For each of these Reference Shares, historical price information is provided from the date of first trading on the Relevant Exchange. We obtained the information in the table below from Bloomberg without independent verification.

     Any historical upward or downward trend in the price of any of the Reference Shares during any period shown below is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of each of the Reference Shares over the life of the notes may bear little relation to the historical levels shown below.

The Goldman Sachs Group, Inc.

Period	High	Low	Period End
2006
First Quarter	$159.62	$124.25	$156.96
Second Quarter	$169.31	$136.90	$150.43
Third Quarter	$171.15	$139.00	$169.17
Fourth Quarter	$206.39	$168.51	$199.35

2007
First Quarter	$222.75	$189.85	$206.63
Second Quarter	$233.94	$203.29	$216.75
Third Quarter	$225.76	$157.38	$216.74
Fourth Quarter	$250.70	$197.10	$215.05

2008
First Quarter	$215.05	$140.27	$165.39
Second Quarter	$203.30	$161.22	$174.90
Third Quarter	$190.00	$86.85	$128.00
Fourth Quarter	$142.00	$47.44	$84.39

2009
First Quarter (through January 29, 2009)	$88.78	$59.20	$82.72

The Goldman Sachs Group, Inc.
January 29, 2005 to January 29, 2009

Freeport-McMoRan Copper and Gold Inc.

Period	High	Low	Period End
2006
First Quarter	$60.9177	$44.158	$56.5894
Second Quarter	$68.358	$41.4617	$53.3038
Third Quarter	$59.9222	$45.7714	$51.9578
Fourth Quarter	$62.1425	$46.4362	$55.73

2007
First Quarter	$67.19	$48.98	$66.19
Second Quarter	$85.50	$65.62	$82.82
Third Quarter	$110.48	$67.08	$104.89
Fourth Quarter	$120.2	$85.71	$102.44

2008
First Quarter	$107.37	$69.10	$96.22
Second Quarter	$127.23	$93.00	$117.19
Third Quarter	$117.08	$51.24	$56.85
Fourth Quarter	$56.20	$15.70	$24.44

2009
First Quarter (through January 29, 2009)	$30.81	$22.14	$26.68

Freeport-McMoRan Copper and Gold Inc.
January 29, 2005 to January 29, 2009

Frontier Oil Corporation

Period	High	Low	Period End

2006
First Quarter	$30.525	$19.02	$29.675
Second Quarter	$32.95	$23.75	$32.40
Third Quarter	$37.60	$24.33	$26.58
Fourth Quarter	$32.99	$24.01	$28.74

2007
First Quarter	$33.75	$25.47	$32.64
Second Quarter	$45.75	$31.96	$43.77
Third Quarter	$49.10	$31.61	$41.64
Fourth Quarter	$49.11	$39.54	$40.58

2008
First Quarter	$41.00	$25.23	$27.26
Second Quarter	$32.99	$23.03	$23.91
Third Quarter	$24.26	$16.50	$18.42
Fourth Quarter	$18.36	$7.51	$12.63

2009
First Quarter (through January 29, 2009)	$15.10	$12.81	$14.65

Frontier Oil Corporation
January 29, 2005 to January 29, 2009

Wells Fargo & Company

Period	High	Low	Period End
2006
First Quarter	$32.75	$30.31	$31.935
Second Quarter	$34.855	$31.90	$33.54
Third Quarter	$36.885	$33.355	$36.18
Fourth Quarter	$36.99	$34.90	$35.56

2007
First Quarter	$36.64	$33.01	$34.43
Second Quarter	$36.49	$33.93	$35.17
Third Quarter	$37.99	$32.67	$35.62
Fourth Quarter	$37.78	$29.29	$30.19

2008
First Quarter	$34.56	$24.42	$29.10
Second Quarter	$32.34	$23.46	$23.75
Third Quarter	$42.50	$20.46	$37.53
Fourth Quarter	$38.95	$19.90	$29.48

2009
First Quarter (through January 29, 2009)	$30.00	$14.23	$18.78

Wells Fargo & Company
January 29, 2005 to January 29, 2009

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 1) are set forth below.

	Deposit	Put Premium
Notes linked to The Goldman Sachs Group, Inc	[•]%	[•]%
Notes linked to Freeport-McMoRan Copper and Gold Inc	[•]%	[•]%
Notes linked to Frontier Oil Corporation	[•]%	[•]%
Notes linked to Wells Fargo & Company	[•]%	[•]%

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain. Please refer to “Taxation in the United States” beginning on PS-16 of the accompanying product supplement no. 1.

Supplemental plan of distribution

     The notes will be purchased by Barclays Capital Inc. (the agent) as principal, pursuant to terms agreements between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with each issuance of the notes.

     See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.